UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32085	36-4392754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart, Suite 2024

Chicago, IL 60654

Registrant’s telephone number, including area code (312) 506-1200.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2005, Allscripts Healthcare Solutions, Inc. (“the Company”) reported that its Board of Directors approved a plan to accelerate the vesting of approximately 1.3 million stock options that are due to fully vest by August 1, 2007 and were awarded under the Company’s stock option plans that would otherwise be unvested on December 31, 2005. Of the accelerated options, 364,583 stock options are held by our Chief Executive Officer, President, Chief Financial Officer, and Chief Operating Officer. By accelerating the vesting of the options and recording compensation expense of approximately $0.6 million in the 4th quarter, the Company estimates that approximately $5.6 million of future compensation expense will be eliminated. This information and the accompanying press release were disseminated on December 30, 2005 in a manner designed to provide broad, non-exclusionary distribution of the information to the public.

The information contained in the press release is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: December 30, 2005	By:	/S/ WILLIAM J. DAVIS
William J. Davis Chief Financial Officer

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EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.

99.1	Press release dated December 30, 2005